UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 12, 2008	000-51068
Date of Report (Date of earliest event reported)	Commission File Number

YUKON GOLD CORPORATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2243048
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

55 York Street
Suite #401
Toronto, Ontario M5J 1R7
(Address of Principal Executive Offices) (Zip Code)

(416) 865-9790
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

Yukon Gold Corporation, Inc. (the "Company") has commenced a normal course issuer bid to purchase up to 1,682,531 shares of its common stock, representing approximately 5% of the Company's outstanding shares. Blackmont Capital Corporation, based in Vancouver, British Columbia, will conduct the bid. The Company will pay prevailing market prices for the shares. Purchases pursuant to the bid will be made through the facilities of the Toronto Stock Exchange, subject to the rules of the Toronto Stock Exchange and applicable rules promulgated under the Securities Exchange Act of 1934, as amended. The bid will terminate on the earlier of November 13, 2009, or the date on which all of the shares to be acquired under the bid have been purchased.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(a)         Financial Statements of Business Acquired.

Not applicable.

(b)         Pro Forma Financial Information.

Not applicable.

(c)         Shell Company Transaction.

Not applicable.

(d)         Exhibits.

Exhibit	Exhibit Description

99.1	Press Release dated November 12, 2008 entitled "Yukon Gold Announces Normal Course Issuer Bid"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUKON GOLD CORPORATION, INC.

Date: November 19, 2008	By:	/s/	Ronald K. Mann
		Name:	Ronald K. Mann
		Title:	President